Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 OR SECTION 904 OF REGULATION S UNDER THE ACT.

Date of Issuance:

[Date]

IMRICOR MEDICAL SYSTEMS, INC.
WARRANT TO PURCHASE CLASS A COMMON STOCK

As of the date first written above and for good and sufficient consideration, this Warrant is issued to [Investor Name] or its assigns (the “Holder”) by Imricor Medical Systems, Inc. (the “Company”).

1.    Purchase of Shares.

(a)    Number of Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to [XXX,XXX] shares of Class A Common Stock. For the purposes of this Warrant, the term “Class A Common Stock” shall mean a share of Class A Common Stock, $0.0001 par value per share, of the Company.

(b)    Exercise Price. The exercise price for the shares of Class A Common Stock issuable pursuant to this Section 1 (the “Warrant Securities”) shall be $0.60 (the “Exercise Price”). The Warrant Securities and the Exercise Price shall be subject to adjustment pursuant to Section 7 hereof.

2.    Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date first set forth above and ending at 5:00 p.m. Eastern Standard Time on the ten-year anniversary of the Effective Date (as defined below) (the “Exercise Period”); provided, however, that this Warrant shall no longer be exercisable and become null and void upon the consummation of a Change of Control Event (as defined below). In the event of a Change of Control Event, the Company shall notify the Holder at least twenty days prior to the consummation of such Change of Control Event. For the purposes of this Warrant, the term “Change of Control Event” means: (i) any consolidation or merger of the Company into or with any other entity or entities that results in the exchange of outstanding shares of capital stock of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Company in a different jurisdiction or a merger or consolidation in which the holders of outstanding shares of the capital stock of the Company become, solely by means of such merger or consolidation, the holders of a majority of the voting securities of such other entity) and the holders of the Company voting securities immediately prior to the consolidation or merger hold less than 50% of the outstanding voting securities following such merger or consolidation, (ii) the transfer of 50% or more of the voting securities of the Company, other than pursuant to a bona fide financing transaction for the purposes of raising capital, or (iii) the sale, transfer or other disposition by the Company of all or substantially all its assets.

3.    Method of Exercise.

(a)    While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i)    the surrender of the Warrant (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder acceptable in form and substance to the Company), together with a duly executed copy of the Notice of Exercise attached hereto, to the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii)    the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Securities being purchased.

(b)    Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names are registered with the Company’s transfer agent upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Warrant Securities represented by such registration.

(c)    As soon as practicable after the exercise of this Warrant in whole or in part but in any event within thirty business days (the “Warrant Share Delivery Date”), the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)    the number of Warrant Securities to be reflected on the records of the Company’s transfer agent to which such Holder shall be entitled, and

(ii)    in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Securities equal to the number of such Warrant Securities described in this Warrant minus the number of such Warrant Securities purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.

If the Company fails to issue and deliver or cause to be delivered the Warrant Securities to Holder within thirty (30) business days of a particular exercise of this Warrant, then the Company shall pay or reimburse Holder upon demand for all reasonable costs and expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by Holder as a result of such failure or in enforcing Holder’s right’s hereunder after such thirty (30) business day period elapses.

4.    Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive Warrant Securities equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Sections 3(b) and 3(c) hereof, and the Company shall issue to such Holder a number of Warrant Securities computed using the following formula:

Where

X =         The number of Warrant Securities to be issued to the Holder.

Y =         The number of Warrant Securities purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =         The fair market value of one (1) share of Class A Common Stock (at the date of such calculation).

B =         The Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 4, the fair market value of a share of Class A Common Stock shall mean the average of the closing prices of the CDIs (or equivalent shares of Class A Common Stock underlying this Warrant) quoted in the over-the-counter market in which the CDIs (or equivalent shares of Class A Common Stock underlying the Warrant) are traded or the closing price quoted on any exchange or electronic securities market on which the CDIs (or equivalent shares of Class A Common Stock underlying the Warrant) are listed, whichever is applicable, as published on the Australian Securities Exchange website, if such CDIs are listed on the Australian Securities Exchange, or in The Wall Street Journal, if not so listed, for the 30 Trading Days prior to the date of determination of fair market value (or such shorter period of time during which such CDIs were traded over-the-counter or on such exchange).

If the CDIs (or equivalent shares of Class A Common Stock underlying the Warrant) are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value shall be determined in good faith by the Company’s Board of Directors; provided that if the Holder does not agree with the Company’s Board of Directors’ determination, such fair market value shall be determined by an investment bank of national or international repute, selected by and paid for by the Company and reasonably acceptable to the Holder. For the purposes of this Warrant, the term “CDI” shall mean CHESS Depositary Interest, a unit of beneficial ownership of Class A Common Stock of the Company (with each CDI being equivalent to one share of Class A Common Stock), and the term “Trading Day” shall mean a day on which the Australian Securities Exchange is open for trading.

5.    Limitations on Disposition.

(a)    Each certificate or book entry notation representing this Warrant and each certificate representing this Warrant issued to any subsequent transferee of any such certificate or book entry notation, shall be stamped or otherwise imprinted with a legend in substantially the form set forth below:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 OR SECTION 904 OF REGULATION S UNDER THE ACT.”

(b)    The Holder agrees, on behalf of itself and any permitted transferees, that it shall not exchange any Warrant Securities issued upon the exercise of this Warrant into the Company’s CHESS Depositary Interests for sale on the Australian Securities Exchange until the Holder has satisfied all holding periods and other requirements pertaining to the Warrant Securities under the Securities Act of 1933 (as amended, the “Securities Act”) and any applicable state securities laws.

6.    Covenants of the Company.

(a)    Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters and stock dividends) or other distribution, the Company shall mail to the Holder, at least twenty days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b)    Covenants as to Warrant Securities. The Company covenants and agrees that all Warrant Securities that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes.

7.    Adjustment of Exercise Price and Number of Warrant Securities. The number and kind of Warrant Securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)    ASX Listing Rules. For so long as the Company is listed on the ASX, this Section 7 is subject to the listing rules operated by ASX Limited (“ASX Listing Rules”). Notwithstanding any other provision of this Warrant, to the extent of any inconsistency: (i) between this Warrant and the ASX Listing Rules, the ASX Listing Rules prevail; and (ii) between this Section 7 and the other terms of this Warrant, this Section 7 prevails.

(b)    Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Class A Common Stock, by split-up or otherwise, or combine its Class A Common Stock, or issue additional shares of its Preferred Stock or Class A Common Stock as a dividend with respect to any shares of its Class A Common Stock, the number of Warrant Securities issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Securities purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(b) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(c)    Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(b) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of Class A Common Stock and other securities or property receivable in connection with such reclassification, reorganization or change as permitted by the ASX Listing Rules by a holder of the same number and type of securities as were purchasable as Warrant Securities by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any Class A Common Stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable per share hereunder, provided the aggregate Exercise Price shall remain the same.

(d)    Reorganizations of Capital. For so long as the Company is listed on the ASX, the rights of Holder will be changed to the extent necessary to comply with the ASX Listing Rules applying to a reorganization of capital at the time of the reorganization.

(e)    Notice of Adjustment. When any adjustment is required to be made in the number or kind of Warrant Securities purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Warrant Securities or other securities or property thereafter purchasable upon exercise of this Warrant.

(f)    No Circumvention. The Company shall not, by amendment of its certificate of incorporation or bylaws, through any extraordinary corporate transaction described above, by any issuance or sale of any shares or additional securities, or by any other voluntary action or omission, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect and preserve the rights of the Holder hereunder.

(g)    Registration Rights. The Company agrees that if it grants registration rights to any other holder of shares of Class A Common Stock, it will enter into an agreement with the Holder granting the Holder the same registration rights with respect to the Warrant Securities.

8.    No Fractional Shares or Scrip. No fractional shares of Class A Common Stock or scrip representing fractional Class A Common Stock shall be issued upon the exercise of this Warrant, but in lieu of such fractional Class A Common Stock the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9.    No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a holder of Class A Common Stock with respect to the Warrant Securities, including (without limitation) the right to vote such Warrant Securities, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

10.    Transfer of Warrant. This Warrant is issued upon the following terms, to which the Holder consents and agrees:

(a)    Title to this Warrant may be transferred in whole or in part only by endorsement (by the Holder hereof executing the form of assignment attached hereto) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

(b)    Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the contrary; and

(c)    This Warrant may be sold or transferred only provided that (i) such assignee is an accredited investor within the meaning of the Securities Act and (ii) the Holder has given prior written notice to the Company regarding such sale or transfer. Such notice shall describe the manner and circumstances of the proposed sale or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at the Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale or transfer of this Warrant without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale or transfer of this Warrant may be effected without registration under the Securities Act, whereupon the Holder shall be entitled to sell or transfer this Warrant in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder transfers the Warrant to an affiliate of the Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 10.

11.    Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware without reference to conflict or choice of law provisions.

12.    Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

13.    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 13):

If to the Company:

Imricor Medical Systems, Inc.

Attn: Chief Executive Officer

400 Gateway Blvd.

Burnsville, MN 55337

If to Holder:

At the address shown on the signature page hereto.

14.    No Finder’s Fee. Each party represents that it neither is or will be obligated for any finder’s fee or commission in connection with this transaction. The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

15.    Entire Agreement; Amendments and Waivers. This Warrant and the Subscription Agreement and Letter of Investment Intent dated as of [Date] (the “Effective Date”) between the Company and the Holder constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived, with the written consent of the Company and the Holder.

16.    Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(signature page follows)

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

COMPANY:

IMRICOR MEDICAL SYSTEMS, INC.

By:

Name: Steve Wedan

Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

HOLDER:

[insert]

By:

Name:

Title:

Address:

NOTICE OF EXERCISE

IMRICOR MEDICAL SYSTEMS, INC.

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

☐

                         shares of Class A Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such shares in full, together with all applicable transfer taxes, if any.

☐	Net Exercise the attached Warrant with respect to shares of Class A Common Stock.

[HOLDER]

Date:		By:

Address:

Name in which shares of Class A Common Stock should be registered:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares of Class A Common Stock.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.